Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Solar Power, Inc.
Roseville, California
We hereby consent to the incorporation by reference in the Registration Statement (No. 333-147246) on Form S-8 of Solar Power, Inc. of our report dated March 14, 2011, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Solar Power, Inc.
/s/ Perry-Smith LLP
Sacramento, California
March 14, 2011